  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 11, 1997

                                                REGISTRATION NO. 333-31061
-------------------------------------------------------------------------------
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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ---------------

                            AMENDMENT NO. 1 TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ---------------
                      BANKERS TRUST NEW YORK CORPORATION
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CERTIFICATE)
                               ---------------
       NEW YORK                      6711                    13-61804073
    (STATE OR OTHER
    JURISDICTION OF
   INCORPORATION OR
     ORGANIZATION)
           (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                                                          (I.R.S. EMPLOYER
                                                         IDENTIFICATION NO.)
                               ---------------

            130 LIBERTY STREET, NEW YORK, NY 10006, (212) 250-2500
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ---------------

                               MELVIN A. YELLIN
                 EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                      BANKERS TRUST NEW YORK CORPORATION
                              130 LIBERTY STREET
                              NEW YORK, NY 10006
                                (212) 250-2500
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               ---------------

                                WITH COPIES TO:
      CRAIG M. WASSERMAN, ESQ.                DAVID W. HELENIAK, ESQ.
   WACHTELL, LIPTON, ROSEN & KATZ               SHEARMAN & STERLING
         51 WEST 52ND STREET                   599 LEXINGTON AVENUE
         NEW YORK, NY 10019                     NEW YORK, NY 10022
      TELEPHONE: (212) 403-1000              TELEPHONE: (212) 848-4000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the transactions described herein. If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

 I. Indemnification of Directors and Officers

  Article V of the By-Laws of Bankers Trust New York Corporation provides as follows:

    Section 5.01 The corporation shall, to the fullest extent permitted by
  Section 721 of the New York Business Corporation Law, indemnify any person who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation is serving or served in any capacity at the request of the corporation by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

    Section 5.02 The corporation may indemnify any other person to whom the corporation is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by (i) a resolution of stockholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner.

    Section 5.03 The corporation shall, from time to time, reimburse or advance to any person referred to in Section 5.01 the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in Section 5.01, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

    Section 5.04 Any director or officer of the corporation serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the corporation, or (ii) any employee benefit plan of the corporation or any corporation referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the corporation. In all other cases, the provisions of this Article V will apply (i) only if the person serving another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise so served at the specific request of the corporation, evidenced by a written communication signed by the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman or any Vice Chairman, and (ii) only if and to the extent that, after making such efforts as the Chairman of the Board, the Chief Executive Officer, or the President shall deem adequate in the circumstances, such person shall be unable to obtain indemnification from such other enterprise or its insurer.

    Section 5.05 Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article V may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

    Section 5.06 The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article V (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

    Section 5.07 If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

    Section 5.08 A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 5.01 shall be entitled to indemnification only as provided in Sections 5.01 and 5.03, notwithstanding any provision of the New York Business Corporation Law to the contrary.

  With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases, not opposed to such corporation's best interests, and additionally, in criminal actions, has no reasonable cause to believe his conduct was unlawful.

  In addition, a Directors and Officer Liability and Corporation Reimbursement Policy is maintained covering the Corporation and its directors and officers for amounts, subject to policy limits, that the Corporation might be required to pay by way of indemnification to its directors or officers under its By-laws or otherwise and for the protection of individual directors and officers from loss for which they might not be indemnified by the Corporation.

 II. Exhibits and Financial Statement Schedules

  (a) Exhibits. See Exhibit Index.

  (b) Financial Statement Schedules. Not Applicable.

  (c) Report, Opinion or Appraisal. Not Applicable.

 III. Undertakings

  A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  D. The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  E. The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  F. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

  G. The undersigned Registrant hereby undertakes:

    1. To file during any period in which offers and sales are being made, a post-effective amendment to this Registration Statement:

      a. To include any prospectus required by Section 10(a)(3) of the Act;

      b. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    2. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 11, 1997.

                                          Bankers Trust New York Corporation

                                                  /s/ James T. Byrne, Jr.
                                          By: _________________________________
                                                    JAMES T. BYRNE, JR.
                                                   SENIOR VICE PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

              SIGNATURE                         TITLE                DATE

          *Frank N. Newman                Chairman of the
-------------------------------------      Board, Chief         July 11, 1997
           FRANK N. NEWMAN                 Executive Officer
                                           and President
                                           (Principal
                                           Executive Officer)

         *Richard H. Daniel               Vice Chairman, Chief
-------------------------------------      Financial Officer    July 11, 1997
          RICHARD H. DANIEL                and Controller
                                           (Principal
                                           Financial Officer)

         *George B. Beitzel                   Director
-------------------------------------                           July 11, 1997
          GEORGE B. BEITZEL

              SIGNATURE                         TITLE                DATE

                                              Director
-------------------------------------
        PHILLIP A. GRIFFITHS

         *William R. Howell                   Director
-------------------------------------                           July 11, 1997
          WILLIAM R. HOWELL

       *Vernon E. Jordan, Jr.                 Director
-------------------------------------                           July 11, 1997
        VERNON E. JORDAN, JR.

           *Hamish Maxwel                     Director
-------------------------------------                           July 11, 1997
            HAMISH MAXWEL

         *N.J. Nicholas, Jr.                  Director
-------------------------------------                           July 11, 1997
         N.J. NICHOLAS, JR.

         *Russell E. Palmer                   Director
-------------------------------------                           July 11, 1997
          RUSSELL E. PALMER

         *Donald L. Staheli                   Director
-------------------------------------                           July 11, 1997
          DONALD L. STAHELI

       *Patricia Carry Stewart                Director
-------------------------------------                           July 11, 1997
       PATRICIA CARRY STEWART

          *George J. Vojta                    Director
-------------------------------------                           July 11, 1997
           GEORGE J. VOJTA

          *Paul A. Volcker                    Director
-------------------------------------                           July 11, 1997
           PAUL A. VOLCKER

       /s/ James T. Byrne, Jr.
*By: ________________________________
     JAMES T. BYRNE, JR., ATTORNEY-IN-
     FACT

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  2      Agreement and Plan of Merger, by and among Bankers Trust New York
          Corporation, Voyager Merger Corporation and Alex. Brown Incorporated,
          dated as of April 6, 1997, included as Appendix A to the accompanying
          Joint Proxy Statement-Prospectus.
  3.1    Articles of Incorporation, as amended
         Restated Certificate of Incorporation of the Registrant filed with the
          State of New York on June 9, 1988.(1)
         Certificate of Amendment of the Restated Certificate of Incorporation
          of the Registrant filed with the State of New York on August 30,
          1989.(1)
         Certificate of Amendment of the Restated Certificate of Incorporation
          of the Registrant filed with the State of New York on June 14,
          1990.(1)
         Certificate of Amendment of the Restated Certificate of Incorporation
          of the Registrant filed with the State of New York on March 20,
          1992.(1)
         Certificate of Amendment of the Restated Certificate of Incorporation
          of the Registrant filed with the State of New York on October 27,
          1992.(1)
         Certificate of Amendment of the Restated Certificate of Incorporation
          of the Registrant filed with the State of New York on January 21,
          1993.(1)
         Certificate of Amendment of the Restated Certificate of Incorporation
          of the Registrant filed with the State of New York on June 1,
          1993.(1)
         Certificate of Amendment of the Restated Certificate of Incorporation
          of the Registrant filed with the State of New York on August 18,
          1993.(2)
         Certificate of Amendment of the Restated Certificate of Incorporation
          of the Registrant filed with the State of New York on March 25,
          1994.(3)
         Certificate of Amendment of the Restated Certificate of Incorporation
          of the Registrant filed with the State of New York on August 22,
          1994.(4)
         Certificate of Amendment of the Restated Certificate of Incorporation
          of the Registrant filed with the State of New York on June 29,
          1995.(5)
  3.2    By-laws as in effect January 21, 1997.(6)
  4      Long-Term Debt Indentures.(6)
  5      Opinion of Melvin A. Yellin (re: validity of shares of Common Stock to be issued).
  8.1    Opinion of Shearman & Sterling (re: tax consequences).
  8.2    Opinion of Wachtell, Lipton, Rosen & Katz (re: tax consequences).
 10.1    Lease Agreement relating to the seven stories of a 37-story building located at 14-16 Wall Street.(7)
 10.2    Lease Agreement relating to the eight-story building located in Jersey
         City, New Jersey.(8)
 10.3    Lease Agreement relating to the eight-story building located in
         London, England.(9)
 10.4    Lease Agreement relating to the three-story building in Nashville,
         Tennessee.(10)
 10.5    Synopsis of the Agreement for Sub-Lease and the Sub-Lease relating to the 42-story building located in Sydney, Australia.(11)
 10.6    Employment Contract for Richard H. Daniel.(12)
 10.7    Partnership for One-hundred Plan--Plan Document, as amended.(6)
 10.8    Severance Agreement with Timothy T. Yates.(13)

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 10.9    Severance Agreement with Charles S. Sanford, Jr.(13)
 10.10   Employment Agreement for David Marshall.(14)
 10.11   Consulting Agreement with Paul Volcker.(14)
 10.12   BT Investments (Australia) Limited Group Notional Equity Participation
         Plan, as amended.(14)
 10.13   Employment Contract for Frank N. Newman.(21)
 10.14   Severance agreement with Eugene B. Shanks.(21)
 10.15   Severance agreement with B.J. Kingdon.(23)
 10.16   1994 Stock Option and Stock Award Plan.(15)
 10.17   1991 Stock Option and Stock Award Plan.(16)
 10.18   1985 Stock Option and Stock Award Plan(17) and
          January 1989 amendments thereto.(11)
 10.19   Additional Capital Accumulation Plan.(18)
 10.20   The Supplemental Executive Retirement Plan.(9)
 10.21   Deferred Compensation Plan for Directors(22) and January 1989
          amendments to the Deferred Compensation Plan for Directors and The
          Supplemental Executive Retirement Plan.(15)
 10.22   Partnership for One-hundred Plan II--Plan Document.
 12.1    Computation of Consolidated Ratios of Earnings to Fixed Charges.(23)
 12.2    Computation of Consolidated Ratios of Earnings to Combined Fixed
          Charges and Preferred Stock Dividends Requirements.(23)
 21      Subsidiaries of the Registrant.(6)
 23.1    Consent of Alex. Brown & Sons Incorporated.
 23.2    Consent of BT Wolfensohn.
 23.3    Consent of Melvin Yellin, included in Exhibit 5.1 to this Registration
         Statement.
 23.4    Consent of Shearman & Sterling, included in Exhibit 8.1 to this
         Registration Statement.
 23.5    Consent of Wachtell, Lipton, Rosen & Katz, included in Exhibit 8.2 to this Registration Statement.
 23.6*   Consent of Ernst & Young LLP.
 23.7    Consent of KPMG Peat Marwick LLP.
 24      Power of Attorney, included on signature page hereof.
 99.1    Stock Option Agreement between Bankers Trust New York Corporation and
          Alex. Brown Incorporated, dated as of April 6, 1997.
 99.2    Stock Option Agreement between Alex. Brown Incorporated and Bankers
          Trust New York Corporation, dated as of April 6, 1997.
 99.3    Consent of A.B. Krongard as a Person about to Become a Director.
 99.4    Form of Employment Agreement between Bankers Trust New York
          Corporation and certain employees of Alex. Brown Incorporated.
 99.5    Rights Agreement dated as of February 22, 1988 describing the terms of the Preferred Share Purchase Rights.(9)
 99.6    Written Agreement dated December 4, 1994, among Bankers Trust New York
          Corporation, Bankers Trust Company, BT Securities Corporation and the
          Federal Reserve Bank of New York.(20)

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 99.7    Offer of Settlement of BT Securities Corporation before the Securities and Exchange Commission, dated December 21, 1994.(19)
 99.8    Offer of Settlement of Respondent BT Securities Corporation before the
          Commodity Futures Trading Commission, dated December 21, 1994.(19)
 99.9    Order Instituting Proceedings Pursuant to Section 8A of the Securities
          Act of 1933 and Section 15(b) and 21c of the Securities Act of 1934,
          and Findings and Order Imposing Remedial Sanctions. In re BT
          Securities Corporation, Securities Act of 1933 Release No. 7124 (Dec.
          22, 1994).(19)
 99.10   Complaint Pursuant to Section 6(c) and 6(d) of the Commodity Exchange
          Act and Opinion and Order Accepting Offer of Settlement, Making
          Findings and Imposing Remedial Sanctions, in re BT Securities
          Corporation, CFTC Docket No. 95-2 (Dec. 22, 1994).(19)
 99.11   Form of Alex. Brown Incorporated Proxy Card
 99.12   Form of Bankers Trust New York Corporation Proxy Card

(NOTE: FOOTNOTE REFERENCES FOR THIS INDEX APPEAR ON THE NEXT PAGE.)

* Filed herewith. All other Exhibits have been filed previously.

                              FOOTNOTE REFERENCES

(1) This document is incorporated by reference from Bankers Trust New York Corporation's Form 8-K dated September 24, 1993, file number 1-5920.

(2) This document is incorporated by reference from Bankers Trust New York Corporation's Form 8-K dated August 6, 1993, file number 1-5920.

(3) This document is incorporated by reference from Bankers Trust New York Corporation's Form 8-K dated March 21, 1994, file number 1-5920.

(4) This document is incorporated by reference from Bankers Trust New York Corporation's Form 8-K dated August 12, 1994, file number 1-5920.

(5) This document is incorporated by reference from Bankers Trust New York Corporation's Form 8-K dated June 29, 1995, file number 1-5920.

(6) This document is incorporated by reference from Bankers Trust New York Corporation's Form 10-K for the year ended December 31, 1996, file number 1-5920.

(7) This document is incorporated by reference from Bankers Trust New York Corporation's Form 10-K for the year ended December 31, 1986, file number 1-5920.

(8) This document is incorporated by reference from Bankers Trust New York Corporation's Form 10-K for the year ended December 31, 1983, file number 1-5920.

(9) This document is incorporated by reference from Bankers Trust New York Corporation's Form 10-K for the year ended December 31, 1987, file number 1-5920.

(10) This document is incorporated by reference from Bankers Trust New York Corporation's Form 10-K for the year ended December 31, 1992, file number 1-5920.

(11) This document is incorporated by reference from Bankers Trust New York Corporation's Form 10-K for the year ended December 31, 1993, file number 1-5920.

(12) This document is incorporated by reference from Bankers Trust New York Corporation's Form 10-Q dated May 15, 1996, file number 1-5920.

(13) This document is incorporated by reference from Bankers Trust New York Corporation's Form 10-Q dated August 14, 1996, file number 1-5920.

(14) This document is incorporated by reference from Bankers Trust New York Corporation's Form 10-Q dated November 14, 1996, file number 1-5920.

(15) This document is incorporated by reference from Bankers Trust New York Corporation's Registration Statement on Form S-8 (No. 33-54971) as filed on August 9, 1994.

(16) This document is incorporated by reference from Bankers Trust New York Corporation's Registration Statement on Form (No. 33-41014) as filed on June 10, 1991.

(17) This document is incorporated by reference from Bankers Trust New York Corporation's Proxy Statement dated as of March 21, 1988, file number 1-5920.

(18) This document is incorporated by reference from Bankers Trust New York Corporation's Form 10-K for the year ended December 31, 1989, file number 1-5920.

(19) This document is incorporated by reference from Bankers Trust New York Corporation's Form 8-K dated December 22, 1994, file number 1-5920.

(20) This document is incorporated by reference from Bankers Trust New York Corporation's Form 10-K for the year ended December 31, 1994, file number 1-5920.

(21) This document is incorporated by reference from Bankers Trust New York Corporation's Form 10-K for the year ended December 31, 1995, file number 1-5920.

(22) This document is incorporated by reference from Bankers Trust New York Corporation's Form 8-K dated November 10, 1995, file number 1-5920.

(23) This document is incorporated by reference from Bankers Trust New York Corporation's Form 10-Q dated May 15, 1997, file number 1-5920.